IBS INTELLIGENT BIO SOLUTIONS

Intelligent Bio Solutions Inc. Announces Global Garden Equipment Manufacturer to Introduce Intelligent Fingerprinting Drug Tests

January 31, 2023

Gardening Supplier, Hozelock, to Roll Out Hygienic and Non-Invasive Intelligent Fingerprinting for Drug Tests to Promote Employee Safety

NEW YORK, Jan. 31, 2023 (GLOBE NEWSWIRE) -- Intelligent Bio Solutions Inc. (Nasdaq: INBS) (the "Company"), today announced that global garden equipment manufacturer Hozelock will implement drug tests utilizing fingerprint sweat-based technology from the Company's subsidiary, Intelligent Fingerprinting, to promote employee safety. Hozelock will use the fingerprint sweat-based drug test to determine any recent employee use of cocaine, cannabis, methamphetamine or opioids.

The Intelligent Fingerprinting platform, which analyzes sweat to screen for recent drug use, is quick, hygienic and non-invasive, and enables Hozelock's Human Resources (HR) staff members to easily conduct drug tests whenever necessary. As Hozelock staff numbers vary according to seasonal demand, ranging from 320 to approximately 650, our fingerprint test technology makes testing especially convenient when staffing resources are more limited.

As the Intelligent Fingerprinting system is portable and visual, the operation of on-site drug tests also provides a great way of promoting Hozelock's drug use policy to new employees and potential employees. Hozelock had consulted with and gained full support for the new testing system from Unite, its trade union, before implementing the change.

Andrew Parker, Human Resources Manager of Hozelock said, "Intelligent Fingerprinting is a really good way of allowing us to conduct random drug tests in-house – a process that's an important contributor to Hozelock's excellent safety record. We consulted initially with Unite, who gave their full backing to our use of a fingerprint-based drug screening. Compared with urine and saliva methods, the fingerprint method of drug testing treats the employee with much more dignity, while the system's shorter window of detection means we're not intruding into our employees' personal lives."

"No one in HR ever wants to catch anyone with a drug test. But some of our operations are potentially dangerous, and, as a responsible employer, it's essential that we do the right things to protect our employees and their colleagues. That said, as a team, we are only concerned with people being safe to work for their shift – not what they might have done over the weekend. With its sub-24 hour window of detection, Intelligent Fingerprinting's system allows us to look at just that, ensuring the safety of our employees while respecting their privacy during their personal time. From our experience, traditional tests typically look for drug use beyond this, and that's not what drug testing for health and safety purposes is all about," continued Mr. Parker.

Harry Simeonidis, President and CEO of Intelligent Bio Solutions added: "employees under the influence of drugs in safety-critical manufacturing can be a danger both to themselves and their colleagues. The adoption of simple, reliable, and portable fingerprint drug testing illustrates an organization's commitment to health and safety and its clear support for union guidelines, namely treating employees with dignity. That's why Intelligent Fingerprinting is the best method to drug test in comparison with traditional urine and saliva-based methods."

Fingerprint-based drug testing – how it works: Intelligent Fingerprinting's drug testing system features a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in a process that takes less than a minute. The Intelligent Fingerprinting portable analysis unit then reads the cartridge and provides a positive or negative result on-screen for all drugs in the test in ten minutes.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. is a life sciences company developing and delivering intelligent, non-invasive, real-time testing solutions to customers globally. With its world-first Biosensor Platform, Intelligent Bio Solutions is developing and launching diagnostic tests urgently needed to help people living with chronic disease. In addition, through its recent acquisition of Intelligent Fingerprinting Limited, the Company is the world leader in the advancement of portable drugs of abuse testing through the analysis of fingerprint sweat. The system is a platform technology with potential applications in many areas of diagnostics, and its advantages include being non-invasive, hygienic, fast, and cost-effective. The top-selling product screens for recent use of the most commonly taken drugs in workplace settings; opioids, cocaine, methamphetamine, and marijuana. Sample collection takes just seconds, with results in ten minutes. Customers include employers in safety-critical industries such as construction, transport and logistics firms, drug treatment organizations, and UK coroners. A laboratory confirmation service is also available.

For more information, visit http://www.ibs.inc/

About Intelligent Fingerprinting

Intelligent Fingerprinting's portable Drug Screening System works by analyzing fingerprint sweat. It is non-invasive, fast, and cost-effective, with sample collection taking seconds and simultaneous screening for multiple drug groups in ten minutes. A laboratory confirmation service is also available. The system has applications within many sectors, and customers include employers in safety-critical industries such as construction, transport and logistics firms, drug treatment organizations, and UK coroners. An introductory video demonstrating fingerprint-based drug testing in action is available here.

www.intelligentfingerprinting.com

Intelligent Fingerprinting is a wholly owned subsidiary of Intelligent Bio Solutions Inc. (Nasdaq: INBS).

About Hozelock

Hozelock is one of Britain's favorite gardening suppliers. Founded in 1959, the company's first product was the Hoze-Lock – the world's first plastic hose connector. Today the company's head office is in Birmingham, and 75% of Hozelock garden equipment is manufactured in the UK, with overseas factories in France, Malaysia, Taiwan, and China accounting for the remaining 25%. The company is part of Exel Industries Group www.hozelock.com

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.'s ability to consummate the proposed transaction described in this press release, develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions' public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:
Intelligent Bio Solutions Inc.
info@ibs.inc

Investor Contact:
Valter Pinto
KCSA Strategic Communications
INBS@kcsa.com

Media Contact:
Cheryl Billson
Comma Communications
cheryl.billson@commacomms.com